Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of our report dated December 24, 2009 (June 18, 2010 as to Note 20), relating to the financial statements of Alion Science and Technology Corporation (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a restatement of the 2008 financial statements) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Alion Science and Technology Corporation, listed in Item 21b. This financial statement schedule is the responsibility of Alion’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
June 18, 2010